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EXHIBIT 23(A)
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
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We have issued our report dated January 27, 2003 accompanying the consolidated financial statements of First Washington FinancialCorp and subsidiaries (the Company) appearing in the 2002 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-KSB for the year ended December 31, 2002 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


Grant Thornton LLP

Philadelphia, Pennsylvania
May 9, 2003


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